Exhibit (i): Opinion and Consent of Dechert, Counsel
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[LETTERHEAD]


Dechert


                                                       Direct Tel:  202.261.3377
                                                       John.Forst@dechert.com


                                December 29, 2000


                         Opinion and Consent of Counsel


Hillman Capital Management Investment Trust
105 North Washington Street
Post Office Drawer 69
Rocky Mount, North Carolina 27802-0069


Ladies and Gentlemen:

         This opinion is given in connection with the filing by Hillman Capital Management Investment Trust, a Delaware business trust ("Trust"), of Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933 ("1933 Act") and Amendment No. 2 under the Investment Company Act of 1940 ("1940 Act"), relating to an indefinite amount of authorized shares of beneficial interest of the separate series of the Trust ("Funds"). The authorized shares of beneficial interest of the Funds are hereinafter referred to as the "Shares."

                  We have examined the following Trust documents: Trust Instrument; By-Laws; Registration Statement on Form N-1A filed on August 25, 2000; Pre-Effective Amendment No. 1 to Registration Statement filed on September 5, 2000, pertinent provisions of the laws of the State of Delaware; and such other corporate records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

         Based on such examination, we are of the opinion that:

1. Hillman Capital Management Investment Trust is a Delaware business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware; and

2.       The  Shares  to be  offered  for  sale by  Hillman  Capital  Management
         Investment Trust, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully-paid and non-assessable.

         This letter expresses our opinion as to the Delaware business trust law governing matters such as the due organization of Hillman Capital Management Investment Trust and the authorization and issuance of the Shares, but does not extend to the securities or "Blue Sky" laws of the State of Delaware or to federal securities or other laws.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to Dechert under the caption "Legal Counsel" in the Statement of Additional Information, which is incorporated by reference into the Prospectus comprising a part of the Registration Statement.


                                                         Very truly yours,

                                                         /s/ DECHERT

                                                         DECHERT